UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

OMNICANNA HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in charter)

Nevada	002-41703	90-0156146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2910 North Powers Boulevard, Suite 125 Colorado Springs, Colorado	80922
(Address of principal executive offices)	(Zip Code)

1-866-326-5595

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On May 14, 2015, the Board of Directors of Omnicanna Health Solutions, Inc. (the “Company”) and a majority of its shareholders by written consent, appointed Greta Gaines as its President, Chief Executive Officer and as Director of the Company. Former CEO Dr. Dorothy Bray remains a Director of the Company.

From January 2014 to present, Ms. Gaines has been employed as a consultant at The Hempery, a private company.  Also from 1999 to present, Ms. Gaines was the owner of Big Air Records, a private company.

Ms. Gaines will serve as our officer and director until her duly elected successor is appointed or she resigns.  There are no arrangements or understandings between Ms. Gaines and any other person pursuant to which she was selected as an officer and director.  There are no family relationship between Ms. Gaines and any of our other officers or directors.  Ms. Gaines has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICANNA HEALTH SOLUTIONS, INC.

Date: May 20 2015	By:	/s/ Greta Gaines
Greta Gaines, President, C.E.O. & Director